   As filed with the Securities and Exchange Commission on December 29, 1997

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ------------------

                                TUBOSCOPE INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                             76-0252850
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               2835 Holmes Road
                             Houston, Texas 77051
                                (713) 799-5100
                  (Address, including zip code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)

                              ------------------

         TUBOSCOPE VETCO INTERNATIONAL INC. 401(k) THRIFT SAVINGS PLAN

                             (Full title of Plan)

                              ------------------

         JAMES F. MARONEY, III, ESQ.                       Copy to:
Vice President, Secretary and General Counsel      REGINA M. SCHLATTER, ESQ.
               Tuboscope Inc.                           Latham & Watkins
              2835 Holmes Road                 650 Town Center Drive, Suite 2000
            Houston, Texas 77051                  Costa Mesa, California 92626
               (713) 799-5100                           (714) 540-1235

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                       Proposed
                          Amount       Proposed         Maximum
Title of Each Class     of Shares       Maximum        Aggregate     Amount of
 of Securities to         to be      Offering Price    Offering     Registration
   be Registered        Registered     Per Share       Price (2)        Fee
--------------------------------------------------------------------------------
Common Stock,            700,000         $17.53       $12,271,000      $3,620
$0.01 par value /(1)/
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on December 19, 1997, pursuant to rule 457(c).

                                    PART I

         The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by Tuboscope Inc., f/k/a Tuboscope Vetco International Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

              A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

              B. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

              C. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

              D. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

              E. The Company's Current Report on Form 8-K filed with the Commission on March 20, 1997, and the amendment thereto on Form 8-K/A filed with the Commission on May 7, 1997; and

              F. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Reg. No. 001-13309) filed with the Commission on August 25, 1997, including any subsequently filed amendments and reports updating such description.

         All documents filed by the Company or the Tubsocope Vetco International Inc. 401(k) Thrift Savings Plan, as amended (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the consolidated financial statements of Fiber Glass

Systems, Inc. and subsidiary for the fiscal year ended December 27, 1996 appearing in the Company's 8-K/A filed on May 7, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

         As permitted by Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation of the Company eliminates the liability of Directors to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent otherwise required by the DGCL.

         The Certificate of Incorporation provides that the Company indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a Director or Officer of the Company all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by DGCL.

         The Company has also entered into indemnification agreements with certain of its Directors and Officers that require the Company to indemnify such Directors and Officers to the fullest extent permitted by applicable provisions of the DGCL, provided that any settlement of a third party against a Director or Officer is approved by the Company, and subject to limitations for actions initiated by the Director or Officer, penalties paid by insurance, and violations of Section 16(b) of the Securities Exchange Act of 1934 and similar laws.

         The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Index to Exhibits on page 7.

         The Company hereby undertakes to submit all amendments to the Plan to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan, as so amended.

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of December 1997.

                                Tuboscope Inc., a Delaware corporation


                                By:/s/ James F. Maroney, III
                                   ---------------------------------------------
                                               James F. Maroney, III
                                   Vice President, Secretary and General Counsel

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints James F. Maroney, III as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                              Date
---------                   -----                              ----
/s/ L.E. Simmons            Chairman of the Board              December 22, 1997
-------------------------
L.E. Simmons

/s/ John F. Lauletta        President, Chief Executive         December 22, 1997
-------------------------   Officer and Director (Principal
John F. Lauletta            Executive Officer)

/s/ Joseph C. Winkler       Executive Vice President, Chief    December 22, 1997
-------------------------   Financial Officer and Treasurer
Joseph C. Winkler           (Principal Finance and
                            Accounting Officer)

/s/ Jerome R. Baier         Director                           November 18, 1997
-------------------------
Jerome R. Baier

/s/ Eric L. Mattson         Director                           December 22, 1997
-------------------------
Eric L. Mattson

/s/ Martin R. Reid          Director                           December 22, 1997
-------------------------
Martin R. Reid

/s/ Douglas E. Swanson      Director                           November 17, 1997
-------------------------
Douglas E. Swanson

         Pursuant to the requirements of the Securities Act, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 22, 1997.

                                TUBOSCOPE VETCO INTERNATIONAL INC. 401(k)
                                THRIFT SAVINGS PLAN


                                By: Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan Trustee


                                     By:/s/ Kenneth L. Nibling
                                        ----------------------------------------
                                         Kenneth L. Nibling
                                         Vice President, Human Resources and
                                          Administration

                               INDEX TO EXHIBITS


EXHIBIT                                                                    PAGE
-------                                                                    ----
4.1   Restated Certificate of Incorporation, dated March 12, 1990.        Note 1

4.2   Amended and Restated Bylaws                                         Note 2

4.3   Certificate of Designation of Series A Convertible Preferred        Note 3
      Stock, dated October 22, 1991

4.4   Certificate of Amendment to Restated Certificate of                 Note 4
      Incorporation dated May 12, 1992

4.5   Certificate of Amendment to Restated Certificate of Incorporation   Note 5
      dated May 10, 1994

4.6   Certificate of Amendment to Restated Certificate of Incorporation   Note 6
      dated April 24, 1996

4.7   Certificate of Amendment to Restated Certificate of Incorporation   Note 7
      dated June 3, 1997

5.1   Opinion of Latham & Watkins                                           8

5.2   Internal Revenue Service determination letter dated October 31,       9
      1995

23.1  Consent of Latham & Watkins (included in Exhibit 5.1)                ___

23.2  Consent of Ernst & Young LLP                                         11

24.1  Powers of Attorney (included on signature page to this                5
      Registration Statement).

____________________________

Note 1. Previously filed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 and incorporated by reference herein.

Note 2. Previously filed by the Registrant in Registration No. 33-33248 and incorporated by reference herein.

Note 3. Previously filed by the Registrant in File No. 33-43525 and incorporated by reference herein.

Note 4. Previously filed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated by reference herein.

Note 5. Previously filed in the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders and incorporated by reference herein.

Note 6. Previously filed by the Company as Appendix E in Registration No. 333-01869 and incorporated by reference herein.

Note 7. Previously filed in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders and incorporated by reference herein.